Exhibit 3.1(ii)

RESTATED AND AMENDED BYLAWS

Of

AIM IMMUNOTECH INC.

[f/k/a HEMISPHERX BIOPHARMA, INC.]

(July 31, 2024)

ARTICLE I.

MEETINGS OF STOCKHOLDERS.

Section 1.1. Annual Meeting. The annual meeting of stockholders shall be held at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication. At the annual meeting, directors shall be elected and such other business transacted as shall have been properly brought before the meeting.

Section 1.2. Special Meeting. Special meetings of stockholders for any purpose or purposes may be called by the Chair of the Board, the President, a majority of the Board of Directors, or a majority of the Executive Committee, and shall be called by the Secretary upon the request, in writing, of the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. A stockholder request for a special meeting shall be signed, dated and delivered to the Secretary, shall state the purpose of the proposed meeting, and shall provide the information required by Section 1.4(c) hereof. The Board of Directors or, in the absence of action by the Board of Directors, the Chair of the Board, shall have the sole power to determine the date, time and place for any special meeting of stockholders and to set a record date for the determination of stockholders entitled to vote at such meeting pursuant to Section 1.11 hereof. Following such determination, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in Section 1.3 hereof, that a meeting will be held at the place, time and date and in accordance with the record date determined by the Board of Directors or the Chair of the Board. The stockholders requesting the special meeting shall not have the power to give notice of the meeting. In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given in accordance with Article VII hereof that shall state the place (if any), date and hour of the meeting and the means of remote communication (if any) by which stockholders and proxy holders may be deemed present in person vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these by-laws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 1.4. Advance Notice Requirements for Stockholder Nominations of Directors and Other Stockholder Proposals. The procedures in this Section 1.4 shall govern all cases in which a stockholder seeks to nominate persons for election or re-election to the Board of Directors or to propose business other than nominations to be addressed at a meeting of stockholders. No business shall be transacted at a meeting of stockholders except in accordance with the following procedures. Only persons who are nominated in accordance with the procedures set forth in this Section 1.4 shall be eligible for election or re-election as directors of the Corporation. Notwithstanding any language in these by-laws to the contrary, this Section 1.4 shall not apply to any right of holders of preferred shares of the Corporation to nominate and elect a specified number of directors in certain circumstances to the extent such procedures are set forth in the Certificate of Incorporation (including any Certificate of Designation).

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election or re-election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be brought before an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 1.3 hereof (or any supplement thereto), (B) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or the Chair of the Board or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.4 is delivered to the Secretary of the Corporation and at the time of the annual meeting, who is entitled to vote at the annual meeting and who complies with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (a) in this Section 1.4.

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(2) For nominations or other business to be properly brought before an annual meeting by a stockholder of record pursuant to sub-part (C) of paragraph (a)(1) of this Section 1.4 (such nominations or other business, a “Stockholder Proposal”), (i) the stockholder of record giving the notice (a “Noticing Stockholder”) must have delivered (as defined below) timely notice thereof in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) in the case of a Stockholder Proposal other than nominations of persons for election or re-election to the Board of Directors, the subject matter of such Stockholder Proposal must otherwise be a proper matter for stockholder action, and (iii) such stockholder of record, or his or her qualified representative, must be present, in person or by proxy, at the annual meeting. The Noticing Stockholder’s notice shall contain, at a minimum, the information required by Section 1.4(c). To be timely, a Noticing Stockholder’s notice to the Secretary, whether with respect to a Stockholder Proposal for nomination of persons for election or re-election to the Board of Directors or with respect to a Stockholder Proposal for other business, shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business (as defined below) on the ninetieth (90th) day nor earlier than the Close of Business on the one hundred twentieth (120th) day prior to the one-year anniversary date of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the Noticing Stockholder’s notice, in order to be timely, must be so delivered not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation; and provided further, that in the case of the Corporation’s 2024 annual meeting of stockholders, a Noticing Stockholder’s notice shall also be considered timely if delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on September 13, 2024. In no event shall the public announcement (as defined below) of an adjournment, recess, rescheduling, or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s notice as described above.

(3) Notwithstanding anything in paragraph (a)(2) of this Section 1.4 to the contrary, in the event that the Stockholder Proposal relates to the nomination of persons for election or re-election to the Board of Directors and the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement (as defined below) by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ten (10) days prior to the last day a Noticing Stockholder may deliver a notice of nominations in accordance with paragraph (a)(2) of this Section 1.4, a Noticing Stockholder’s notice required by this Section 1.4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business (as defined below) on the tenth (10th) day following the day on which such public announcement (as defined below) is first made by the Corporation.

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(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been described in the Corporation’s notice of meeting given pursuant to Section 1.3 hereof. To the extent such business includes the election or re-election of directors, nominations of persons to stand for election or re-election as directors may be made at such a special meeting of stockholders only (1) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or the Chair of the Board, or (2) provided that the Board of Directors has determined that directors shall be elected or re-elected at such meeting, by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the Noticing Stockholder’s notice provided for in this Section 1.4, on the record date for the determination of stockholders entitled to notice of and to vote at such special meeting, and at the time of such special meeting, (B) who is entitled to vote at the special meeting, and (C) who complies with the notice procedures set forth in this Section 1.4. The Noticing Stockholder’s notice of nominations of persons for election to the Board of Directors at a special meeting of stockholders called for the purpose of electing one or more directors shall contain, at a minimum, the information required by Section 1.4(c). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, to be timely, a Noticing Stockholder’s notice of nominations of persons for election to the Board of Directors at the special meeting shall be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement (as defined below) is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment, recess, rescheduling, or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s notice as described above.

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(c) Contents of Stockholder’s Notice. To be in proper form, a Noticing Stockholder’s notice to the Secretary of the Corporation of any Stockholder Proposal pursuant to this Section 1.4 shall also set forth:

(1) if the Noticing Stockholder proposes to nominate one or more persons for election or for re-election as a director of the Corporation (each such person, a “Stockholder Nominee”):

(A) the full legal name (and any alias names used), age, business address and residence address of each Stockholder Nominee;

(B) a biography and statement of each Stockholder Nominee’s qualifications, including the principal occupation or employment of each Stockholder Nominee (at present and for the past five (5) years);

(C) as of the date of the notice (which information, for the avoidance of doubt, shall be updated and supplemented pursuant to paragraph (g) of this Section 1.4), with respect to each Stockholder Nominee:

(i) each class or series and number of shares of capital stock of the Corporation of each such class and series which are, directly or indirectly, held of record or beneficially owned by each Stockholder Nominee; and

(ii) any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar rights related to any class or series of capital stock of the Corporation, or with a value derived in whole or in part from, or with an exercise or conversion privilege or a settlement or payment mechanism related to, the price of any class or series of capital stock of the Corporation, in each case, directly or indirectly held or owned, including beneficially owned, by each Stockholder Nominee;

provided, however, if all the information required to be set forth in the Noticing Stockholder’s notice by this sub-part (C) is contained in the completed and signed questionnaire of a Stockholder Nominee submitted in accordance with sub-part (K) of paragraph (c)(1) and paragraph (e) of this Section 1.4, then a statement in the Noticing Stockholder’s notice incorporating by reference the information set forth in such completed and signed questionnaire shall be sufficient for purposes of the disclosure sought by this sub-part (C).

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(D) a complete and accurate description of all agreements, arrangements or understandings (whether written or oral) between or among any two or more of any Holder, any Stockholder Associated Person (as such terms “Holder” and “Stockholder Associated Person” are defined in this Section 1.4), any Stockholder Nominee, and/or any other person or entity (including the full legal name (and any alias names) of any such other person or entity), existing presently or existing during the prior twenty-four (24) months, in each case relating to or in connection with the nomination of any Stockholder Nominee or any other person or persons for election or re-election as a director of the Corporation, or pursuant to which any such nomination or nominations are being made, or relating to or in connection with the funding or financing of any nomination or nominations of any person or persons (including, without limitation, any Stockholder Nominee) for election or re-election to the Board of Directors, including, without limitation, the funding or financing of any proxy solicitation or litigation relating to such nomination or nominations; provided, however, for the avoidance of doubt, this sub-part (D) requires a Noticing Stockholder’s notice to describe any such agreement, arrangement or understanding only to the extent known to, or to the extent such matters should be known after the exercise of reasonable diligence by, any Holder or any Stockholder Nominee;

(E) whether each Stockholder Nominee has (i) notified the board of directors of each publicly listed company at which such Stockholder Nominee serves as an officer, executive officer or director with respect to such Stockholder Nominee’s proposed nomination for election or re-election to the Board of Directors, and, (ii) as applicable, received all necessary consents to serve on the Board of Directors of the Corporation if so nominated and elected or otherwise appointed (or, if any such consents have not been received, how the Stockholder Nominee intends to address such failure to receive such necessary consents);

(F) whether the nomination, election or appointment, as applicable, of any Stockholder Nominee as a director of the Corporation would violate or contravene a corporate governance policy, including, without limitation, a conflicts of interest or “overboarding” policy, of any publicly listed company at which such Stockholder Nominee serves as an officer, executive officer or director and, if so, a description of how the Stockholder Nominee intends to address such violation or contravention;

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(G) as to each Stockholder Nominee, the date of first contact (or if the specific date is not known, the approximate date) between any Holder and/or Stockholder Associated Person, on the one hand, and such Stockholder Nominee, on the other hand, with respect to any proposed nomination or nominations of any person or persons (including, without limitation, any Stockholder Nominee) for election or re-election to the Corporation’s Board of Directors;

(H) the amount and nature of any direct or indirect economic or financial interest, if any, of each Stockholder Nominee, or of any immediate family member of such Stockholder Nominee, in any funds managed by, under common management with or affiliated with any Holder or Stockholder Associated Person;

(I) all related party transaction and other information that would be required to be disclosed pursuant to the federal securities laws, including Rule 404 promulgated under Regulation S-K (“Regulation S-K”) under the Securities Act of 1933 (the “Securities Act”) (or any successor provision), if any Holder or any Stockholder Associated Person were the “registrant” for purposes of such rule and such Stockholder Nominee were a director or executive officer of such registrant;

(J) any other information relating to each Stockholder Nominee that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election or that is otherwise required pursuant to and in accordance with Section 14 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), and the rules and regulations promulgated thereunder (including such Stockholder Nominee’s written consent to being named in proxy statements as a proposed nominee of the Noticing Stockholder and to serving as a director if elected); and

(K) a completed and signed questionnaire, representation and agreement and any and all other information required by paragraph (e) of this Section 1.4;

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(2) as to any other business that the Noticing Stockholder proposes to bring before the meeting (other than the nomination of person(s) for election or re-election to the Board of Directors):

(A) a brief description of the business proposed to be brought before the meeting and the reasons for conducting such business at the meeting;

(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these by-laws, the text of the proposed amendment);

(C) a complete and accurate description of all agreements, arrangements and understandings (whether written or oral) between or among each Holder, any Stockholder Associated Person and/or any other person or persons or entity or entities (including the full legal names (and any alias names) of such persons or entities) existing presently or existing during the prior twenty-four (24) months related to or in connection with the proposal of such business by the Noticing Stockholder, including, without limitation, the funding or financing of any proxy solicitation or litigation relating to the proposal of such business by the Noticing Stockholder; provided, however, for the avoidance of doubt, this sub-part (C) requires a Noticing Stockholder’s notice to describe any such agreement, arrangement or understanding only to the extent known to, or to the extent such matters should be known after the exercise of reasonable diligence by, any Holder; and

(D) a complete and accurate description of any material interest of each such Holder or any Stockholder Associated Person in or with respect to such business;

(3) as to the Holders and any Stockholder Associated Persons:

(A) the full legal name (and any alias names used) and address of each Holder (including, in the case of the Noticing Stockholder and any other Holder who is a stockholder of record of the Corporation, the name and address as they appear on the Corporation’s books);

(B) the full legal name (and any alias names used) and address of each Stockholder Associated Person (as defined in this Section 1.4), if any;

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(C) as of the date of the notice (which information, for the avoidance of doubt, shall be updated and supplemented pursuant to paragraph (g) of this Section 1.4), with respect to each Holder and each Stockholder Associated Person:

(i) the number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, held of record or beneficially owned by each Holder and by each Stockholder Associated Person, and

(ii) any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar rights related to any class or series of capital stock of the Corporation, or with a value derived in whole or in part from, or with an exercise or conversion privilege or a settlement or payment mechanism related to, the price of any class or series of shares of capital stock of the Corporation, in each case, directly or indirectly held or owned, including beneficially owned, by each Holder and by each Stockholder Associated Person;

(D) a representation by the Noticing Stockholder that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business;

(E) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by each Holder and each Stockholder Associated Person, if any; provided, however, that if a Schedule 13D or amendment has been filed under the Exchange Act and the rules and regulations promulgated thereunder by any such Holder or Stockholder Associated Person containing all such information, then a statement in the Noticing Stockholder’s notice incorporating such Schedule 13D, as amended, by reference shall be sufficient for purposes of the disclosure sought by this sub-part (E);

(F) any other information relating to each Holder and each Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

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(G) a representation by the Noticing Stockholder as to whether any Holder and/or any Stockholder Associated Person intends or is part of a group that intends: (i) to deliver a proxy statement and/or form of proxy to holders of at least a percentage of the Corporation’s outstanding capital stock required to elect the proposed nominee or approve or adopt the other business being proposed and/or (ii) to otherwise solicit proxies from stockholders in support of such nomination or other business;

(H) a certification by the Noticing Stockholder that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares of capital stock or other securities of the Corporation and/or such person’s acts or omissions as a stockholder of the Corporation; and

(I) if any Holder and/or Stockholder Associated Person intends to solicit proxies in support of director nominees, the statement required by Rule 14a-19(b)(3) of the Exchange Act (or any successor provision);

(4) a representation by the Noticing Stockholder as to the accuracy of the information set forth in the notice.

(d) Additional Information. The Corporation may also, as a condition to any such nomination or business being deemed properly brought before a meeting of stockholders, require any Holder or any Stockholder Nominee to deliver to the Secretary, within five (5) Business Days (as defined below) of any such request, such other information as may reasonably be requested by the Corporation, including (1) such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (A) the eligibility of such Stockholder Nominee to serve as a Director, and (B) whether such proposed Stockholder Nominee qualifies as an “independent director” or “audit committee financial expert,” or otherwise meets heightened standards of independence, under applicable law, securities exchange rule or regulation or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (2) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the qualifications and independence, or lack thereof, of such proposed Stockholder Nominee.

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(e) Director Questionnaire and Written Representation. In addition to the other requirements of this Section 1.4, each Stockholder Nominee who a Noticing Stockholder proposes to nominate for election or re-election as a director must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 1.4) to the Secretary at the principal executive offices of the Corporation:

(1) a written questionnaire in the form provided by the Secretary with respect to the background, qualifications, and independence of such Stockholder Nominee (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) Business Days of such written request), and

(2) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five (5) Business Days of such written request) that such Stockholder Nominee (A) is not and will not become a party to (i) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question (solely for purposes of this Section 1.4, a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director, with such Stockholder Nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (C) in such Stockholder Nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (D) in such Stockholder Nominee’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a director.

(f) Only Stockholder Proposals made in accordance with the procedures set forth in this Section 1.4 shall be considered at an annual or special meeting of stockholders of the Corporation. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the chair of the annual or special meeting of stockholders shall have the power and duty to (1) determine whether a Stockholder Proposal was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.4 and (2) if any Stockholder Proposal is not in compliance with these by-laws, to declare to the meeting that such Stockholder Proposal was not properly brought before the meeting and therefore shall be disregarded, in which case, such Stockholder Proposal shall be disregarded and shall not considered at the annual or special meeting.

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(g) In addition, to be considered timely, a Noticing Stockholder’s notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than ten (10) Business Days after the record date for the meeting. In addition, if the Noticing Stockholder has delivered to the Corporation a notice relating to the nomination of directors, the Noticing Stockholder shall deliver to the Corporation not later than six (6) Business Days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these by-laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(h) Notwithstanding anything to the contrary in these by-laws, if the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) does not appear at the annual or special meeting of stockholders, as applicable, to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.4, to be considered a “qualified representative” of the Noticing Stockholder, a person must be authorized by a document authorizing another person or persons to act for such stockholder as proxy at the meeting of stockholders and such person must produce the document or a reliable reproduction of such document at the meeting of stockholders. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which such inspectors or such persons relied.

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(i) Definitions. For purposes of Section 1.4 of these by-laws:

(1) “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

(2) “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

(3) “beneficially own” (and the related terms “beneficially owned” and “beneficial ownership”), with respect to any Person and any capital stock, equity interest, membership interest, partnership interest (general or limited), profits interest, option, warrant, other security, short position, stock appreciation right, or contractual right or other interest in relation to such Person shall mean any such capital stock, equity interest, membership interest, partnership interest (general or limited), profits interest, option, warrant, other security, short position, stock appreciation right, or contractual right or other interest

(a) which such Person beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the applicable rules and regulations promulgated under the Exchange Act as in effect on July 31, 2024); or

(b) which such Person, directly or indirectly, has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time or only upon satisfaction of specified conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or oral, or upon the exercise of conversion rights, exchange rights, warrants or options, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, written or oral; provided, however, that a Person shall not be deemed to beneficially own any capital stock or other security or interest solely by reason of such an agreement, arrangement or understanding if such agreement, arrangement or understanding to vote such capital stock or other security or interest (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

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(4) “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close;

(5) “Close of Business” on a particular day shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;

(6). “delivered” shall mean, both (i) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation, delivered and received at the principal executive offices of the Corporation by the specified date and time, and (ii) electronic mail to the Secretary (at Secretary@aimimmuno.com or such other electronic mail address as the Corporation may publicly disclose for purposes of such delivery to the Secretary);

(7) “Holder” shall mean the Noticing Stockholder and each beneficial owner, if any, on whose behalf the nomination is made or other business is being proposed;

(8) “immediate family member” of any person shall mean such person’s spouse, children (including stepchildren), siblings, parents-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.

(9) “public announcement” shall mean disclosure: (i) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, as reported by the Dow Jones News Service, Associated Press or a comparable national news service, or is generally available on internet news sites, or (ii) in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

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(10) “Stockholder Associated Person” shall mean, as to each Holder, (i) an Affiliate or Associate of such Holder and (ii) any immediate family member of such Holder.

(g) Notwithstanding the foregoing provisions of this Section 1.4, a stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.4. Nothing in this Section 1.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.5. Postponement and Cancellation of Meeting. Any previously scheduled annual or special meeting of the stockholders may be postponed and any previously scheduled annual meeting or previously scheduled special meeting of the stockholders called by the Chair of the Board, the President, a majority of the Board of Directors, or a majority of the Executive Committee may be canceled by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, at each meeting of stockholders, the presence in person or by proxy of the holders of 40% in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the chair of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.10 hereof until a quorum shall attend. Shares of the Corporation’s own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. The chair of the meeting shall have the power and the duty to determine whether a quorum is present at any meeting of stockholders.

Section 1.7. Officers for Meeting of Stockholders. Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chair designated by the Board of Directors, or in the absence of such designation by a chair chosen at the meeting by a plurality vote. The Secretary shall act as secretary of the meeting, but in his absence the chair of the meeting may appoint any person to act as secretary of the meeting.

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Section 1.8. Conduct of Meetings. Every meeting of stockholders shall be presided over by the chair of the meeting selected pursuant to Section 1.7, hereof. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules, regulations and proceedings for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present, including regulation of the manner of voting and the conduct of discussion; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on or the elimination of time allotted to questions or comments by participants; and (vi) restrictions on the use of cell phones, audio or video recording devices and other devices at the meeting. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall have the power, right and authority to convene, recess or adjourn any meeting of stockholders.

Section 1.9. Voting; Proxies. Except as otherwise provided by applicable law, the Certificate of Incorporation or these by-laws, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders, a plurality of the votes cast shall be sufficient to elect directors. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these by-laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

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Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(a) A stockholder, or such stockholder’s authorized officer, director, employee or agent, may execute a document authorizing another person to act for such stockholder as proxy.

(b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(c) The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the General Corporation Law of the State of Delaware, provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization.

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Section 1.10. Adjournment of Meeting. Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other time, date and place (if any). A meeting of the stockholders, annual or special, shall be adjourned solely by the chair of the meeting or by the chair of the meeting acting at the direction of the Board of Directors. The stockholders present at a meeting shall not have authority to adjourn the meeting. Notice need not be given of any such adjourned meeting if the time, date and place thereof, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of and to vote at such meeting in accordance with Section 1.3 hereof, and each stockholder who, by law or under the Certificate of Incorporation or these by-laws, is entitled to such notice. If the time, date and place, if any, of the adjourned meeting are not announced at the meeting at which the adjournment is taken, then the Secretary of the Corporation shall give written notice of the time, date and place of the adjourned meeting not less than ten (10) days prior to the date of the adjourned meeting. Notice of the adjourned meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days or in successive adjournments to a date more than 120 days after the original date fixed for the meeting.

At an adjourned meeting at which a quorum is present, the stockholders may transact any business which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date shall be set if the meeting is adjourned in a single or successive adjournments to a date more than 120 days after the original date fixed for the meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting consistent with the new record date.

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Section 1.11 Fixing Date for Determination of Stockholders of Record.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the original date of such meeting, and (ii) in the case of any other lawful action other than stockholder action by written consent, shall not be more than sixty days prior to such other action. If no record date is fixed by the Board of Directors: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose (other than stockholder action by written consent) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and shall fix a new record date for the adjourned meeting if the meeting is adjourned in a single or successive adjournments to a date more than 120 days after the original date fixed for the meeting.

Section 1.12. Procedures for Stockholder Action by Consent.

(a) Request for Record Date. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 1.12(a). Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain at a minimum the information required in Section 1.4(c) for a Stockholder Proposal and shall state the reasons for soliciting consents for such action. The Board of Directors shall have ten (10) days following the date of receipt of the notice to determine the validity of the request, including the sufficiency of the information provided. During the ten (10) day period, the Corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date. Following the determination of the validity of the request, and no later than ten (10) days after the date on which such request is received by the Corporation, the Board of Directors may fix a record date for such purpose, which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) days after the date the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 1.12(c) below unless prior action by the Board of Directors is required by law, in which event the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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(b) Form of Consent. Unless otherwise provided by the Certificate of Incorporation, every stockholder consent purporting to take or authorize the taking of corporate action and/or related revocations (each such consent and related revocation is referred to in this Section 1.12 as a “Consent”) shall be set forth in writing or in an electronic transmission and bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to authorize or take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 1.12, Consents to take or authorize such action and signed by stockholders are so delivered to the Corporation in sufficient number representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(c) Delivery of Consent. A Consent shall be delivered to the Corporation by delivery (i) to the principal place of business of the Corporation, (ii) to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders is recorded, (iii) to the registered office of the Corporation in the State of Delaware by hand or by certified or registered mail, return receipt requested, or (iv) in accordance with Section 116 of the General Corporation Law of the State of Delaware to an information processing system, if any, designated by the Corporation for receiving such Consents. In case of delivery pursuant to the preceding clause (iv), such Consent must set forth or be delivered with information that enables the Corporation to determine the date of delivery of such Consent and the identity of the person giving such consent, and, if such Consent is given by a person authorized to act for a stockholder as proxy, such Consent must comply with the applicable provisions of Sections 212(c)(2) and 212(c)(3) of the General Corporation Law of the State of Delaware.

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(d) Safe-Keeping and Sufficiency Review. In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as the Secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation under this Section 1.12(d). If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 1.12(d), the Secretary or the Inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors. No action by written consent without a meeting shall be effective until such date as the Secretary or the Inspectors (as the case may be) certify to the Corporation that the Consents delivered to the Corporation in accordance with this Section 1.12 represent at least the minimum number of votes that would be necessary to take the action. Nothing contained in this Section 1.12(d) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the Secretary or the Inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 1.13. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall, (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

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Section 1.14 List of Stockholders Entitled to Vote. The Secretary (or the Corporation’s transfer agent or any other person authorized by these by-laws or by law) shall prepare, no later than the tenth day before any meeting of stockholders a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 1.14 shall require the Corporation to include the email addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

ARTICLE II.

BOARD OF DIRECTORS.

Section 2.1 Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts or things, except as otherwise provided by the Certificate of Incorporation or as required by law. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

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Section 2.2. Qualifications. No person who is or has been within the last five (5) years (a) under Critical Investigation by the Food and Drug Administration (“FDA”) (any such person, an “FDA Investigatee”), (b) under investigation for scientific or medical misconduct by any duly constituted regulatory, administrative or governmental authority worldwide (any such person, and “Scientific/Medical Investigatee”) and (c) under charges by or investigation for criminal charges of any nature, including misdemeanors involving moral turpitude, by any duly constituted governmental authority worldwide (any such person, and “Criminal Investigatee”) and no person who is or has been within the last five (5) years an Affiliate or Associate of any FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee (“Related Investigatee”) shall be eligible to be elected or to serve as a director of the corporation; provided, however, that a director of the corporation who is validly nominated and elected a director but who after such election becomes a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee shall not solely by reason of so becoming or being a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee cease to be a director and instead shall continue as a director for the reminder of the term for which such director was elected or until such director’s resignation or removal; provided further, however, that it shall be the duty of any such director promptly to notify the Board of Directors that such director is or has become a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee and it also shall be the duty of any such director, either to promptly take all steps as may be necessary to cause such director to be neither a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee, or, it all such steps cannot be or have not been taken and such director continues to be either a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee and the pertinent Critical Investigation has not been Finally Resolved within the pertinent Resolution Period, to resign as a director of the corporation, effective immediately, at or before the end of such Resolution Period.

(a) For purposes of this Section 2.2, the following terms shall have the following respective meanings:

(i) “Affiliate” means any person (or group of persons having any written or unwritten agreement , arrangement or understanding, whether or not enforceable, relating to any Critical Investigation) who or which, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, any FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee. For purposes of the foregoing definitions, the term “control” (including the terms “controlling” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and a “controlling” relationship between any person (or such a group) and another person shall be deemed to exist whenever (but is not limited to the situation in which) the former person (or members of such a group) directly or indirectly holds or owns at least twenty percent (20%) of the aggregate voting power with respect to, the latter person.

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(ii) “Associates” means any person who or which:

(1) is an officer, partner, director, trustee or similar fiduciary of, or authorized to act in any similar capacity with respect to, any FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee, any Affiliate or any other Associate of a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee;

(2) is directly or indirectly, the holder of owner of at least ten percent (10%) any class or series of equity securities issued by any FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Associate;

(3) has a substantial beneficial interest in any FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Affiliate which is a trust or estate; or

(4) is a member of the immediate family of any FDA Investigatee, any Affiliate or any other person described in (1), (2), or (3) above.

For purposes of the foregoing definition, a person’s “immediate family” includes such person’s spouse, children (including step children), siblings, parents-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.

(iii) Critical Investigation means any investigation by the FDA which has reached the stage of the issuance of a “Warning Letter” by the FDA and which might reasonably be expected, absent immediate and complete remediation, to lead to seizure of assets, injunctions or criminal indictments.

(iv) When used with respect to any particular Critical Investigation, the term “Finally Resolved” means that the FDA has issued a written statement that the Critical Investigation has been satisfactorily resolved and terminated.

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(v) “Resolution Period” means, in any pertinent case, the ninety (90) day period (or longer period, not exceeding one hundred fifty (150) days, as hereafter contemplated by the proviso to this definition) beginning on the earlier of (1) the date on which a director of the corporation notifies the Board of Directors that such director is or has become a FDA Investigatee or Related Person or (2) the date on which the Board of Directors determines that a director of the corporation is or has become a FDA Investigatee or Related FDA Investigatee; provided, however, that the Board of Directors may (but is not required to) extend a Resolution Period for up to an additional sixty (60) days if the director establishes to the Board’s satisfaction a reasonable likelihood that during such extended period the pertinent Critical Investigation will be Finally Resolved or such director will cease to be both a FDA Investigatee and a Related FDA Investigatee.

(vi) “Subsidiary” means any corporation or other entity at least fifty percent (50%) of the equity of which is owned, directly or indirectly, by the corporation.

(b) The Board of Directors of the corporation (acting by at least a majority of all Directors, excluding any who have acknowledged themselves to be or have been determined to be FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee at the time of such Board action and excluding any director or directors whose status as FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee is the subject of such action) shall have the authority to determine whether any director of the corporation is or is not or has ceased to be a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee, and the Board of Directors (acting by at least a majority of all directors, excluding any who have acknowledged themselves to be or have been determined to be FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee) shall have the authority to determine whether any person nominated or proposed for nomination as a director or who is the subject of a stockholder request as hereinafter provided is ineligible to be so nominated and elected by virtue of being a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee. Each such Board determination shall be based upon such information as has been brought to the attention of the Board (whether in a stockholder request or otherwise) at the time such determination is made, and no Board determination that any director or other person is or is not or has ceased to be a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee shall preclude the Board from reconsidering the matter and making the contrary determination in light of any facts or circumstances first coming to the attention of the Board after the prior determination was made.

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(c) The Board of Directors shall not nominate any person for election as a director of the corporation, unless such prospective nominee has provided the Board with all such information as the Board (or any member thereof not excluded from determining the status of such person as a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee) has deemed necessary or appropriate to enable the Board to determine such status and with a signed statement by the prospective nominee that such person, having reviewed this Section, is aware of no reason not disclosed to the Board why he or she would or might be considered a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee (which statement also shall include an undertaking by such person that if he or she is nominated, such person now promptly will inform the Board, by written notice to the Chair of the Board or the Secretary of the corporation, if at any time prior to the election to which such person’s nomination relates he or she becomes aware of any fact or circumstance, whether in existence on the date such undertaking is given or arising afterward, which has given such person any reason to believe that he or she is or might be considered a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee), and unless after receipt of such information and such statement, the Board has determined that the prospective nominee is not a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee.

(d) Any stockholder who is uncertain whether any person such stockholder desires to nominate for election as a director of the corporation (a “candidate”) is a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Person may request a determination from the Board concerning that matter. Any such request must be in writing, identify the candidate, set forth all reasons why the stockholder has such uncertainty concerning the candidate, explain why the stockholder believes that the candidate should not be considered a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee and include an undertaking by or on behalf of the stockholder that, if the candidate is determined not to be a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee, the stockholder promptly will inform the Board in the manner specified in paragraph (e) above if any time prior to the election of directors next occurring the stockholder learns of any fact or circumstance (whether in existence on the dare of the request or arising afterward) which has given the stockholder any other reason to believe that or to be uncertain whether the candidate is or might be considered a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee and believes for the reasons stated in the request that he or she should not be considered a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee, which statement also shall include an undertaking by the candidate comparable to that of the requesting stockholder. With respect to any meeting at which directors are to be elected, a stockholder may submit requests as to any number of candidates up to and including five times at which the number of directors to be elected at such meeting. A request may be submitted at any time at which the stockholder properly may give notice of intent to nominate a candidate for election as a director (other than a time at which such giving of notice of intent is proper only by virtue of the provisions of paragraph (b) of this Section), and no request may be submitted at any other time. No request shall be deemed “submitted” for any purposes hereunder unless and until it is delivered in person to the Chair of the Board or the Secretary of the corporation or delivered to the principal offices of the corporation addressed to the attention of the Chair or the Secretary. No request shall constitute a notice of intent to nominate any candidate unless it expressly states that it is intended as such a notice and it otherwise complies with all applicable requirements for such a notice. Neither submission of a request, nor any action taken thereafter with respect to such request, shall operate as a waiver of or otherwise relieve any stockholder of any otherwise applicable procedural requirements respecting nomination of director candidates, except as and to the extent contemplated in paragraph (b).

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(e) If any request satisfying the requirements of paragraph (f) is timely and property submitted, the Board of Directors, within ten days following the date such request is submitted (i.e., if it is impossible or impracticable to do so during such period, as soon as practicable thereafter), shall consider the request and determine whether the candidate who is the subject of the request is ineligible to be nominated or elected a director by virtue of being a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee. As promptly as possible following such action, the requesting stockholder shall be notified in writing of the nature of such determination and, if the determination made is that the candidate is a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee, the basis for such determination. In any other case in which the Board determines that any candidate as to which a notice of intent to nominate has been given is ineligible to be nominated or elected a director by virtue of being a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee (including any case in which a contrary determination previously has been made in response to a stockholder request), the stockholder having given such notice of intent shall be notified in writing of such determination and the basis therefor as promptly as possible thereafter.

(f) If a candidate who is the subject of a proper and timely submitted request meeting the requirements of paragraph (f) is determined by the Board not to be a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee and the request was submitted at least five days in advance of the last date on which the requesting stockholder otherwise would have been entitled to give notice of intent to nominate such candidate, then the Board’s determination shall operate as a waiver of the time limits otherwise applicable to the giving of such notice of intent to the extent, if any, necessary to afford the stockholder a period of five days following the date on which notice of the Board’s determination is given to the stockholder within which to give notice of intent to nominate such candidate. If, in response to a timely and properly submitted request, the Board determines that the candidate who is the subject of the request is a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee and the request was submitted at least five days in advance of the last date on which the requesting stockholder otherwise would have been entitled to give notice of intent to nominate, then the Board’s determination shall operate as a waiver of the time limits otherwise applicable to the giving of notice of intent to nominate to the extent, if any, necessary to afford the requesting stockholder a period of fifteen days following the date on which notice of the Board’s determination is given to the stockholder within which to give notice of intent to nominate another person in lieu of the ineligible candidate. In any other case in which the Board determines that a candidate is a FDA Investigatee, Scientific/Medical Investigatee or Criminal Investigatee or Related Investigatee, such determination shall operate as a waiver if and only to the extent expressly so provided in the resolutions setting forth such determination or subsequent Board resolution. Whenever any stockholder is afforded an additional time period within which to give notice of intention to nominate, the Board may afford the other stockholders of the corporation a comparable additional period of time within which to give such notice.

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Section 2.3 Election; Resignation; Vacancies. At each annual meeting, the stockholders shall elect directors each of whom shall hold office for a term of one year or until such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon written notice to the Corporation. Such resignation need not be accepted to be effective. Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring on the Board of Directors for any cause may be filled solely by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by the sole remaining director, and each director so elected shall hold office until the expiration of the term of office of the director so replaced or until the director’s successor is elected and qualified. The stockholders of the Corporation shall not have the power to appoint directors to any newly created directorship or vacancy.

Section 2.4 Regular Meetings. Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Delaware and at such times as the Board of Directors may from time to time determine. It shall not be necessary to give notice of regular meetings of the Board of Directors.

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Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board, the President, the Executive Committee, or by three (3) or more directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting if such notice is given personally or by electronic transmission. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least three (3) days before the special meeting if given by regular mail. No notice of a special meeting shall be necessary if the time and place, if any, of the special meeting was set by resolution at a validly convened meeting of the Board of Directors. The notice of a special meeting need not state the purpose or purposes of the meeting.

Section 2.6 Manner of Participation. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of remote communication by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.7 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these by-laws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.8. Officers for Board Meetings. Meetings of the Board of Directors shall be presided over by the Chair of the Board, if any, or in his absence by the Vice Chair of the Board, if any, or in his absence by the President, or in their absence by a chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Independent Directors And Board Structure. A majority of the Board of Directors shall be comprised of independent directors. The Chief Executive Officer may be a member of the Board of Directors. In order to ensure the greatest number of independent directors on a board of manageable size, other direct management representation should be kept to a minimum and should in no event exceed two other management directors.

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The Board of Directors shall make clear to Senior Management of the Corporation that board membership is neither necessary to their present positions nor a prerequisite to a higher management position in the Corporation. Attendance of management staff at Board Meetings should be at the discretion of the Chair of the Board but should be encouraged by the Board. The Board shall have full and direct access to members of Senior Management and should be encouraged to request reports directly to the Board by any member of Senior Management. Board members should use judgment in dealings with management so that they do not distract management from the business operations of the Corporation.

Conflicts of Interest. A director’s personal financial or family relationships may occasionally give rise to that director’s material personal interest in a particular issue. There will be times when a director’s material personal interest in an issue will limit that director’s ability to vote on that issue. The Governance Committee of the Board of Directors shall determine whether such a conflict of interest exists on a case-by-case basis, including the determination as to materiality under items (c) and (f) of this Section 2.9. The Governance Committee shall take appropriate steps to identify such potential conflicts and to ensure that a majority of the directors voting on an issue are both disinterested and independent with respect to that issue. A determination by the Governance Committee on any issue of independence or conflict of interest shall be final and not subject to review.

For purposes of this Section only, an “independent director” means a director who: (a) is neither a current employee nor a former member of Senior Management of the Corporation or an Affiliate; (b) is not employed by a provider of professional services to the Corporation; (c) does not have any business relationship with the Corporation, either personally or through a company of which the director is an officer or a controlling stockholder, that is material to the Corporation or to the director; (d) does not have a close family relationship, by blood, marriage or otherwise with any member of Senior Management of the Corporation or one of the Corporation’s Affiliates; (e) is not an officer of a company of which the Corporation’s chair or chief executive officer is also a board member; or (f) does not personally receive or is not an employee of a foundation, university, or other institution that receives grants or endowments from the Corporation, that are material to the Corporation or to either the recipient and/or the foundation, university, or institution.

“Senior Management” includes the chief executive, chief operating, chief financial, chief legal and chief accounting officers, president, vice president(s), treasurer, secretary and the controller of the Corporation.

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“Affiliate” includes any person or entity which, alone or by contractual obligation, owns or has the power to vote more than twenty-five (25) percent of the equity interest in another, unless some other person or entity acting alone or with another by contractual obligation owns or has the power to vote a greater percentage of the equity interest. A subsidiary is considered an affiliate if it is at least eighty (80) percent owned by the Corporation and accounts for at least twenty-five (25) percent of the Corporation’s consolidated sales or assets.

Section 2.10 Action by Written Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such writing or writings or electronic transmission or transmissions shall be treated for all purposes as a vote at a meeting of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.11 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 2.12. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II hereof.

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Section 2.13. Executive Committee. There shall be an Executive Committee of the Board of Directors (the “Executive Committee”) to consist of that number of directors as the Board of Directors may from time to time determine. The Board of Directors shall have power at any time to change the number of the Executive Committee, except that a reduction in the number of members of the Executive Committee shall not affect any currently serving member. The Board of Directors may remove any member of the Executive Committee at any time with or without cause and may fill vacancies in the Committee by election from the members of the Board of Directors.

Subject to applicable law, when the Board of Directors is not in session, the Executive Committee shall have and may exercise all the power and authority of the Board of Directors in the management and direction of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. All actions of the Executive Committee shall be reported to the Board of Directors at the meeting next succeeding such action, provided, however, that such report need not be made to the Board of Directors if prior to such meeting copies of the written minutes of the meetings of the Executive Committee at which such action has been taken shall have been mailed or delivered to all members of the Board of Directors.

ARTICLE III.

OFFICERS.

Section 3.1 Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chair of the Board and a Vice Chair of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation need not be accepted to be effective. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

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Section 3.2 Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

Section 3.3 Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may authorize any officer or duly authorized committee to fix the compensation of officers and employees. Nothing contained herein shall preclude any officer from receiving compensation by reason of the fact that such officer is also a director of the Corporation.

ARTICLE IV.

SHARES OF STOCK.

Section 4.1 Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered by the Corporation. Any such certificate shall be signed by the by the Chair or Vice Chair of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 4.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

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ARTICLE V.

MISCELLANEOUS PROVISIONS.

Section 5.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 5.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 5.3. Signature of Checks, etc. All checks and drafts on the bank accounts of the Corporation, and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized, from time to time, by the Board of Directors or the Executive Committee.

Section 5.4 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 5.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 5.6 Amendment of By-laws. In furtherance of and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s by-laws. The Corporation’s by-laws may also be adopted, amended, altered or repealed by the stockholders whether adopted by them or otherwise.

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ARTICLE VI.

INDEMNIFICATION OF DIRECTORS, OFFICERS OR OTHER PERSONS.

Section 6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

Section 6.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3 Claims. If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

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Section 6.5 Insurance. To the extent obtainable, the Corporation may purchase and maintain insurance with reasonable limits on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware (as presently in effect or hereafter amended), the Certificate of Incorporation or these by-laws.

Section 6.6 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other Corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.7 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.8. Corporate Obligations. The rights conferred on any Covered Person by this Article VI are contract rights and shall continue as to a person who has ceased to be a director or officer and shall inure the benefit of the person’s heirs, executors and administrators.

Section 6.9. Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

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ARTICLE VII.

NOTICE BY ELECTRONIC TRANSMISSION.

Section 7.1 Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these by-laws, any notice to stockholders given by the Corporation under any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these by-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(b) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; and

(c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.2 Definition of Electronic Transmission. For the purpose of these by-laws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

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ARTICLE VIII.

EXCLUSIVE FORUM.

Section 8.1 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action, suit, or proceeding brought on behalf of the Corporation, (b) any action, suit, or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or, to the fullest extent permitted by law, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, or a claim of aiding and abetting any such breach of fiduciary duty, (c) any action, suit, or proceeding asserting a claim arising pursuant to, or seeking to enforce any right, obligation, or remedy under, any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these by-laws, or (d) any action, suit, or proceeding asserting a claim against the Corporation or any current or former director or officer of the Corporation governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware. If the Court of Chancery of the State of Delaware lacks jurisdiction over such action, suit, or proceeding, the sole and exclusive forum for such action, suit, or proceeding shall be another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the federal district court for the District of Delaware. To the fullest extent permitted by applicable law, any person or entity who, or entity that, holds, purchases or otherwise acquires an interest in the capital stock of the Corporation shall be deemed to have consented to the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any action, suit, or proceeding brought to enjoin any action, suit, or proceeding by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this by-law. To the fullest extent permitted by applicable law, if any action, suit, or proceeding the subject matter of which is within the scope of this by-law is filed in a court other than as specified above by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware, another court in the State of Delaware or the federal district court in the District of Delaware, as appropriate, in connection with any action, suit, or proceeding brought in any such court to enforce this by-law and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the action, suit, or proceeding as agent for such stockholder.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (or any successor provision).

If any provision or provisions of this Article VIII shall be held to be invalid, illegal, or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality, and enforceability of such provision(s) with respect to any other person and in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable as to such person or circumstance) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

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